QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2001

AMERICA FIRST MORTGAGE INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13391
(State of Formation)	(Commission File Number)
13-3974868 (IRS Employer Identification Number)
399 Park Avenue
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 935-8760
(Registrants' telephone number, including area code)
Not applicable

    (Former name or former address, if changed since last report)

Item 5.  Other Events.

    Attached hereto as Exhibit 99.1 pursuant to Regulation FD is a press release issued by America First Mortgage Investments, Inc. (the "Company") on December 12, 2001 regarding its stockholders' approval at a special meeting of stockholders of the issuance of 1,287,501 shares of the Company's common stock pursuant to an agreement and plan of merger, dated as of September 24, 2001 (the "Merger Agreement"), among the Company, America First Mortgage Advisory Corporation, a Maryland corporation and our external manager (the "Manager") and the stockholders of the Manager. The merger will become effective on or about January 1, 2002. As a result of the merger, the Company will become a self-advised REIT.

    Attached hereto as Exhibit 99.2 pursuant to Regulation FD is a press release issued by the Company on December 12, 2001 regarding an increase in its quarterly dividend to $0.28 per share of its common stock for the fourth quarter of 2001. The dividend will be paid on January 30, 2002 to record holders as of December 28, 2001. The new dividend rate represents an increase of approximately 24% over the previous dividend of $0.225.

Item 7.  Financial Statements and Exhibits.

  (c)
  Exhibits

    The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company, dated December 12, 2001
99.2	Press Release of the Company, dated December 12, 2001

1

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MORTGAGE INVESTMENTS, INC.

By:	/s/ STEWART ZIMMERMAN Stewart Zimmerman President and Chief Executive Officer
Dated: December 12, 2001

2

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES